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Exhibit 10.4

Employment Agreement, dated July 6, 1989, between William H. Brenton and Brenton Banks, Inc. This Employment Agreement is incorporated by reference from Form 10-K of Brenton Banks, Inc. for the year ended December 31, 1994.
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